UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2013

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(Address of principal executive offices) (zip code)

(336) 725-2981
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment and Restatement of Employment Agreement

Krispy Kreme Doughnuts, Inc. (the “Company”) previously entered into an Amended and Restated Employment Agreement dated as of March 11, 2011 (the “Agreement”) with James H. Morgan, pursuant to which he has served as the Company’s Chief Executive Officer and President and as Chairman of the Board of Directors (the “Board”) of the Company. The Agreement expires by its terms on July 1, 2013. Effective June 30, 2013, following consultation with the non-management members of the Board, the Compensation Committee of the Board approved entering into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Morgan. Under the Amended Agreement, Mr. Morgan will continue to serve as the Chief Executive Officer and President of the Company and of its wholly-owned subsidiary, Krispy Kreme Doughnut Corporation (“KKDC”). He will also continue to serve as Chairman of the Board of the Company and of the board of KKDC at the discretion of the respective board.

As explained in more detail below, the Amended Agreement amended and restated the Agreement to (i) extend Mr. Morgan’s employment term, (ii) reflect Mr. Morgan’s current salary and increase his annual bonus target, (iii) provide for the grant of an equity award to Mr. Morgan, (iv) modify the amount of payment that Mr. Morgan is entitled to receive following termination for good reason or without cause, (v) remove the requirement that the Company pay Mr. Morgan certain amounts following his termination in order to enforce the noncompetition covenant, (vi) amend the definition of “good reason,” and (vii) implement certain conforming and other changes deemed appropriate by the Compensation Committee.

The material changes to Mr. Morgan’s Agreement, as reflected in his Amended Agreement, are as follows:

  The term of the Amended Agreement will end on June 30, 2016, unless sooner terminated as provided in the Amended Agreement.

  Mr. Morgan’s compensation has been updated to reflect his current base salary of $742,630 per year and to provide for an annual target bonus amount equal to 100% (rather than 70%, as applied under the Agreement) of his base salary, to be determined in accordance with the Company’s incentive plans. The Amended Agreement also increases his monthly executive allowance to $2,500 (from $2,000). In addition, if Mr. Morgan’s employment is terminated without cause or due to death, disability, good reason, or a change in control, the Amended Agreement provides that Mr. Morgan and his dependents will receive medical insurance coverage benefits for the lesser of 18 months (rather than 12 months, as under the Agreement) or until Mr. Morgan is provided comparable benefits by another employer.

  The Amended Agreement provides that the Company will grant to Mr. Morgan an equity award with an aggregate fair value of $1,000,000 on or prior to April 30, 2014, subject to Mr. Morgan’s continued employment through the grant date. Although the Compensation Committee has in recent years granted annual equity awards to the Company’s executive officers, including the Chief Executive Officer, it has no general obligation to do so; however, the Amended Agreement obligates the Company to grant the equity award to Mr. Morgan as described herein and in the Amended Agreement. Such equity award will be subject to such vesting or other criteria as may be established by the Compensation Committee and to the terms of the Company’s 2012 Stock Incentive Plan or other applicable stock plan and applicable award agreement(s). The Compensation Committee will have the discretion to determine the type(s) of such equity award, which may include a combination of awards. The fair value of the award will be charged to earnings over the requisite service period. Until such time as the Compensation Committee determines the performance and/or service vesting requirements (performance, market, service, or any combination) related to the award, the requisite service period cannot be determined, a service inception date has not occurred and, accordingly, no cost of the award will be reflected in earnings. It is not anticipated that any such conditions will be known until the award is granted.

  The payment arising upon termination by the Executive for good reason or by the Company and KKDC without cause was amended to include, among other elements of compensation, (i) an amount equal to the lesser of (A) two times the sum of Mr. Morgan’s base salary and an average annual bonus amount (rather than target bonus amount, as applied under the previous Agreement) or (B) the “Remaining Contract Value,” which is defined as the aggregate amount of Mr. Morgan’s unpaid base salary and bonus for the remainder of the Amended Agreement’s term; and (ii) a pro rata bonus based on actual bonus earned (rather than target bonus). In the event of a qualifying termination on or within two years following a change in control, any such amount payable as referenced in (i) above will be two times the sum of Mr. Morgan’s base salary and average annual bonus and will not be determined by reference to the Remaining Contract Value.

  The requirement to pay Mr. Morgan certain post-termination amounts in order to enforce his noncompetition covenant following termination of employment has been removed.

  The definition of “good reason” was modified to clarify that (in addition to other existing good reason triggers), good reason will exist if the Executive no longer serves as (i) the most senior executive officer or (ii) both the most senior executive officer and the executive chairman of the Board (or other applicable board) of both the Company and KKDC or the successor to the Company in the event of certain business combinations (provided, however, that it will not constitute “good reason” if Mr. Morgan no longer serves as the senior executive officer but he serves as executive chairman of the Board or other applicable board).

The foregoing summary of the terms of the Amended Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated June 30, 2013 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc., and James H. Morgan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Krispy Kreme Doughnuts, Inc.

	By:	/s/ Douglas R. Muir
Dated: July 1, 2013	Name:	Douglas R. Muir
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated June 30, 2013 among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc., and James H. Morgan